As filed with the Securities and Exchange Commission on January 23, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

January 23, 2004

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-15929	Progress Energy, Inc.	56-2155481
410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina

1-8349	Florida Progress Corporation	59-2147112
410 South Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: Florida

1-3274	Florida Power Corporation	59-0247770
d/b/a Progress Energy Florida, Inc. 100 Central Avenue St. Petersburg, Florida 33701-3324 Telephone: (727) 820-5151 State of Incorporation: Florida

1-3382	Carolina Power & Light Company	56-0165465
d/b/a Progress Energy Carolinas, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by four registrants: Progress Energy, Inc., Florida Progress Corporation, Florida Power Corporation d/b/a Progress Energy Florida, Inc. and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Progress Energy, Inc. (“Progress”) announced today that William Cavanaugh III will retire as chief executive officer of Progress and of Florida Progress Corporation (“FPC”) on March 1, 2004, and that Cavanaugh will retire as chairman of the board of Progress, FPC, Progress Energy Florida, Inc. and Progress Energy Carolinas, Inc. after the Progress annual shareholders meeting in May. Robert B. McGehee, currently Progress’ president and chief operating officer, will succeed Cavanaugh as chief executive officer of Progress and FPC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. FLORIDA PROGRESS CORPORATION FLORIDA POWER CORPORATION CAROLINA POWER & LIGHT COMPANY Registrants

By:	/s/ Geoffrey S. Chatas

Geoffrey S. Chatas Executive Vice President and Chief Financial Officer

Date: January 23, 2004

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